Exhibit 99.1

LOS ANGELES  •  MONTREAL  •  LONDON •  TOKYO  •  HYDERABAD

FOR IMMEDIATE RELEASE

MEDIA CONTACT:

for JAMDAT Mobile Inc.
Dena Cook
310.566.2283

dena.cook@zenogroup.com

JAMDAT MOBILE ACQUIRES DOWNTOWN WIRELESS

JAMDAT Expands Slate of Owned-Content to Include Top-Selling Texas Hold ‘Em Game

LOS ANGELES — (January 6, 2005) — Global wireless entertainment publisher JAMDAT Mobile Inc. (NASDAQ: JMDT) announced today the acquisition of Downtown Wireless, L.L.C., the developer of Downtown Texas Hold ‘Em and other popular casino titles.

“The acquisition of Downtown Wireless is consistent with JAMDAT’s strategy to build value from a slate of owned intellectual properties,” said Mitch Lasky, Chairman and CEO of JAMDAT.  “Through this acquisition, we will broaden our portfolio of casual games that have proven to be popular with consumers.”

“Joining JAMDAT, an industry leader, is a tremendous honor and a great opportunity.  This immediately expands our distribution in the U.S. and around the world for our very successful flagship title, Downtown Texas Hold ‘Em,” said Ruben Sandoval, a co-founder of Downtown Wireless, L.L.C.  “When Verizon Wireless announced its ‘Get-It-Now’ game rankings on October 26th of 2004, Downtown Texas Hold ‘Em was ranked number two overall - behind only Tetris.”

Lasky added, “Poker games are enjoying a surge in popularity among consumers.  With Downtown Texas Hold ‘Em, JAMDAT poker enthusiasts can enjoy the thrill of the game on their mobile phones.”

Downtown Wireless is headquartered in Los Angeles and was founded in 2003.  The company’s slate of games includes Downtown Texas Hold ‘Em, Downtown Video Slots and Downtown Roulette.

JAMDAT MOBILE INC.

3415 S. SEPULVEDA BLVD. SUITE 700 LOS ANGELES, CA 90034  USA

About JAMDAT Mobile Inc.

JAMDAT Mobile Inc. (Nasdaq: JMDT) is a leading global publisher of wireless entertainment applications, including games, ring tones, images and other content. JAMDAT’s application portfolio is based on company-owned original and licensed intellectual properties that include JAMDAT Bowling, Lemonade Tycoon(TM), Bejeweled, The Lord of the Rings®, Tony Hawk’s® Underground and Scrabble®. JAMDAT distributes its applications through wireless carriers, including AT&T Wireless, China Mobile, Cingular, 02, Nextel, NTT DoCoMo, Orange, Sprint, Telefonica Moviles, T-Mobile, Verizon Wireless, Vivo and Vodafone.

Safe Harbor Statement — JAMDAT Mobile Inc.

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for JAMDAT’s markets and the demand for its products. Factors that could cause JAMDAT’s actual results to differ materially from these forward-looking statements include its ability to effectively integrate the acquisition of Downtown Wireless, its ability to market and sell products in diverse market segments, its reliance on a limited number of products and third-party vendors and distributors, its ability to expand studio operations, increases in fulfillment costs, disruptions to information technology systems, unpredictable events and circumstances relating to international suppliers, increased competition, government regulatory action and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our Registration Statement on Form S-1 related to our IPO and our recently filed Quarterly Report on Form 10-Q for the period ended September 30, 2004, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

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© 2005 JAMDAT Mobile Inc.  JAMDAT, JAMDAT Mobile and the bubbles logo are trademarks of JAMDAT Mobile Inc.